Exhibit 3(y)
CERTIFICATE OF TRUST
OF
SAFETY FIRST TRUST SERIES 2009-1
     THIS Certificate of Trust of Safety First Trust Series 2009-1 (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).
1.	The name of the statutory trust being formed hereby is SAFETY FIRST TRUST SERIES 2009-1.

2.	The name and business address of a trustee of the Trust with its principal place of business in the State of Delaware are as follows:

U.S. Bank Trust National Association 300 East Delaware Avenue, 8th Floor Wilmington, DE 19801

3.	This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.
[Signature page follows]

     IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

/s/ Geoffrey S. Richards

Geoffrey S. Richards, as Regular Trustee

/s/ John Trohan

John Trohan, as Regular Trustee

/s/ Cliff Verron

Cliff Verron, as Regular Trustee

U.S. BANK TRUST NATIONAL
ASSOCIATION, as Delaware Trustee

By:	/s/ Kevin Pennant Name: Kevin Pennant Title: Assistant Vice President